Exhibit 10.2

PROMISSORY NOTE

IN THE AMOUNT OF $ 50,000

December 28, 2006

Silver Springs, NV

For value received, Pioneer Consulting Corp of Silver Springs, Nevada does hereby promise to pay to the order of Matthew Marcus at Orange County, CA  five years after the above date the sum of $50,000 with interest at the rate of no interest annually or prepayment penalty.

Maker:  Pioneer Consulting Group, Inc.

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/s/ Matthew Marcus

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Matthew Marcus, CEO